Exhibit 99.1

Natural Resource Partners L.P.
1201 Louisiana St., Suite 3400, Houston, TX 77002

NEWS RELEASE
Natural Resource Partners L.P. Reports Third Quarter 2020 Results
and Declares Third Quarter 2020 Distributions

HOUSTON, November 5, 2020 - Natural Resource Partners L.P. (NYSE:NRP) today reported third quarter 2020 results as follows:

	For the Three Months Ended		Last Twelve Months
	September 30,		September 30,
(In thousands) (Unaudited)	2020	2019	2020
Net income (loss) from continuing operations	$7,216	$39,163	$(218,954)
Asset impairments	934	484	280,947
Net income from continuing operations excluding asset impairments (1)	$8,150	$39,647	$61,993
Adjusted EBITDA (1)	18,529	46,014	117,771
Cash flow provided by (used in) continuing operations:
Operating activities	24,323	41,734	93,807
Investing activities	332	6,567	1,228
Financing activities	(19,910)	(21,913)	(91,625)
Distributable cash flow (1)	24,655	48,179	95,918
Free cash flow (1)	24,655	42,193	94,639
Cash flow cushion (last twelve months) (1)			1,460

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

"Demand for steel, electricity and glass began to rebound in the third quarter and the outlook for our coal and soda ash businesses has improved from the lows earlier this year. We continue to generate free cash flow and maintain strong liquidity, which provides us with significant financial flexibility to continue paying down debt and managing through challenging times," said Craig Nunez, NRP's President and Chief Operating Officer.

NRP's liquidity was $215.6 million at September 30, 2020, consisting of $115.6 million of cash and $100.0 million of borrowing capacity available under its revolving credit facility.

NRP announced today that the Board of Directors of its general partner declared a third quarter 2020 cash distribution of $0.45 per common unit of NRP to be paid on November 20, 2020 to unitholders of record on November 19, 2020. In addition, the Board declared a $7.5 million distribution on the preferred units, which will be paid one-half in cash and one-half in kind through the issuance of additional preferred units. Future distributions on NRP's common and preferred units will be determined on a quarterly basis by the Board of Directors. The Board of Directors considers numerous factors each quarter in determining cash distributions, including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability and the level of cash reserves that the Board determines is necessary for future operating and capital needs.

Segment Performance
Coal Royalty and Other
Revenues and other income in the third quarter of 2020 were lower by $21.9 million and distributable cash flow and free cash flow were $18.8 million and $12.6 million lower, respectively, as compared to the prior year quarter. This decrease is primarily a result of a weakened market for metallurgical coal as compared to the prior year quarter due to a decline in global steel demand. As a result, both sales volumes and prices for metallurgical coal sold were lower in the third quarter of 2020 compared to the prior year quarter. Approximately 70% of coal royalty revenues and approximately 65% of coal royalty sales volumes were derived from metallurgical coal during the three months ended September 30, 2020. In addition, weaker domestic and export thermal coal markets compared to the prior year period resulted in lower revenue from NRP's thermal coal properties. Domestic and export thermal coal markets remained challenged by lower utility demand, continued low natural gas prices and the secular shift to renewable energy. Furthermore, the COVID-19 pandemic has compounded already weak coal pricing and demand, and NRP's coal lessees saw negative impacts on their businesses during 2020.
Soda Ash
Ciner Wyoming has also been negatively impacted by the COVID-19 pandemic as lower activity in the global auto, container and construction industries reduced demand for glass and soda ash. However, demand for glass began to rebound in the third quarter of 2020 and the outlook for the soda ash business has improved. Revenues and other income in the third quarter of 2020 were lower by $11.8 million compared to the prior year quarter primarily due to a combination of lower pricing and volumes sold. While Ciner has yet to recover to pre-COVID levels, overall sales volumes increased 26.7% and overall production volumes increased 1.5% over second quarter 2020 results. NRP believes Ciner Wyoming's facility is competitively positioned as one of the lowest cost producers of soda ash in the world, however, NRP expects the market to remain volatile as a result of ongoing uncertainties with the COVID-19 pandemic.
In order to have financial flexibility during the COVID-19 pandemic, Ciner Wyoming suspended its quarterly distribution in August 2020 and accordingly, did not pay quarterly distributions for the second or third quarters of 2020. Ciner Wyoming will continue to evaluate, on a quarterly basis, whether to reinstate the distribution. Ciner Wyoming’s ability to pay future quarterly distributions will be dependent in part on its cash reserves, liquidity, total debt levels and anticipated capital expenditures.
Corporate and Financing
Corporate and financing costs were $0.8 million lower in the third quarter of 2020 compared to the prior year quarter. Distributable cash flow and free cash flow increased $1.3 million compared to the prior year quarter primarily due to lower cash paid for interest as a result of lower debt balances.
As noted above, the Board declared a third quarter $7.5 million distribution on NRP's preferred units, to be paid one-half in cash and one-half in kind. The indenture governing the 2025 parent company notes restricts NRP from paying more than one-half of the quarterly distribution on the preferred units in cash if NRP's consolidated leverage ratio exceeds 3.75x, and as of September 30, 2020, NRP's leverage ratio was 4.2x.
Conference Call
A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link http://www.directeventreg.com/registration/event/8267566. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full call we suggest registering at least 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.

Withholding Information for Foreign Investors

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of NRP's distributions to foreign investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, NRP's distributions to foreign investors are subject to federal income tax withholding at the highest applicable rate.

Company Profile
Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of mineral properties in the United States including interests in coal, industrial minerals and other natural resources. In addition, NRP owns an equity investment in Ciner Wyoming LLC, a trona ore mining and soda ash production business.
For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the Partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: the effects of the global COVID-19 pandemic; future distributions on the Partnership’s common and preferred units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees, including Foresight Energy; Ciner Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) from continuing operations less equity earnings from unconsolidated investment, net income attributable to non-controlling interest and gain on reserve swap; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income (loss), the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.
“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures and distributions to non-controlling interest. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures, cash flow used in acquisition costs classified as investing or financing activities and distributions to non-controlling interest. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.
"Cash flow cushion" is a non-GAAP financial measure that we define as free cash flow less one-time beneficial items, mandatory Opco debt repayments, preferred unit distributions and common unit distributions. Cash flow cushion is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Cash flow cushion is a supplemental liquidity measure used by our management to assess the Partnership's ability to make or raise cash distributions to our common and preferred unitholders and our general partner and repay debt or redeem preferred units.
"Return on capital employed" or "ROCE" is a non-GAAP financial measure that we define as net income (loss) from continuing operations plus financing costs (interest expense plus loss on extinguishment of debt) divided by the sum of equity excluding equity of discontinued operations, and debt. Return on capital employed should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. Return on capital employed is a supplemental performance measure used by our management team that measures our profitability and efficiency with which our capital is employed. The measure provides an indication of operating performance before the impact of leverage in the capital structure.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income (Loss)

	For the Three Months Ended			For the Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except per unit data)	2020	2019	2020	2020	2019
Revenues and other income
Coal royalty and other	$25,740	$39,919	$31,666	$88,839	$154,037
Transportation and processing services	2,204	3,865	1,938	6,651	14,740
Equity in earnings (loss) of Ciner Wyoming	1,986	13,818	(3,058)	5,200	36,833
Gain on asset sales and disposals	—	6,107	465	465	6,609
Total revenues and other income	$29,930	$63,709	$31,011	$101,155	$212,219
Operating expenses
Operating and maintenance expenses	$5,781	$5,994	$8,217	$19,200	$26,813
Depreciation, depletion and amortization	2,111	3,384	2,062	6,185	11,746
General and administrative expenses	3,634	4,253	3,621	11,168	12,799
Asset impairments	934	484	132,283	133,217	484
Total operating expenses	$12,460	$14,115	$146,183	$169,770	$51,842

Income (loss) from operations	$17,470	$49,594	$(115,172)	$(68,615)	$160,377

Other expenses, net
Interest expense, net	$(10,254)	$(10,431)	$(10,329)	$(30,891)	$(37,061)
Loss on extinguishment of debt	—	—	—	—	(29,282)
Total other expenses, net	$(10,254)	$(10,431)	$(10,329)	$(30,891)	$(66,343)

Net income (loss) from continuing operations	$7,216	$39,163	$(125,501)	$(99,506)	$94,034
Income from discontinued operations	—	7	—	—	206
Net income (loss)	$7,216	$39,170	$(125,501)	$(99,506)	$94,240
Less: income attributable to preferred unitholders	(7,500)	(7,500)	(7,613)	(22,613)	(22,500)
Net income (loss) attributable to common unitholders and general partner	$(284)	$31,670	$(133,114)	$(122,119)	$71,740

Net income (loss) attributable to common unitholders	$(279)	$31,036	$(130,452)	$(119,677)	$70,305
Net income (loss) attributable to the general partner	(5)	634	(2,662)	(2,442)	1,435
Income (loss) from continuing operations per common unit
Basic	$(0.02)	$2.53	$(10.64)	$(9.76)	$5.72
Diluted	(0.02)	1.66	(10.64)	(9.76)	3.91
Net income (loss) per common unit
Basic	$(0.02)	$2.53	$(10.64)	$(9.76)	$5.73
Diluted	(0.02)	1.66	(10.64)	(9.76)	3.92

Net income (loss)	$7,216	$39,170	$(125,501)	$(99,506)	$94,240
Comprehensive income (loss) from unconsolidated investment and other	2,428	(520)	1,359	2,764	(340)
Comprehensive income (loss)	$9,644	$38,650	(124,142)	$(96,742)	$93,900

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended			For the Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands)	2020	2019	2020	2020	2019
Cash flows from operating activities
Net income (loss)	$7,216	$39,170	$(125,501)	$(99,506)	$94,240
Adjustments to reconcile net income (loss) to net cash provided by operating activities of continuing operations:
Depreciation, depletion and amortization	2,111	3,384	2,062	6,185	11,746
Distributions from unconsolidated investment	—	6,370	7,105	14,210	25,480
Equity earnings from unconsolidated investment	(1,986)	(13,818)	3,058	(5,200)	(36,833)
Gain on asset sales and disposals	—	(6,107)	(465)	(465)	(6,609)
Loss on extinguishment of debt	—	—	—	—	29,282
Income from discontinued operations	—	(7)	—	—	(206)
Asset impairments	934	484	132,283	133,217	484
Bad debt expense	258	151	3,847	3,915	6,842
Unit-based compensation expense	913	466	924	2,566	1,842
Amortization of debt issuance costs and other	1,577	1,072	(1,534)	491	3,223
Change in operating assets and liabilities:
Accounts receivable	4,621	996	8,446	7,994	(2,111)
Accounts payable	144	355	(44)	193	(822)
Accrued liabilities	791	439	(915)	(2,985)	(5,083)
Accrued interest	7,248	7,163	(7,351)	6,957	19
Deferred revenue	(273)	(1,236)	2,202	10,194	(3,920)
Other items, net	769	2,852	(4,182)	(3,353)	351
Net cash provided by operating activities of continuing operations	$24,323	$41,734	$19,935	$74,413	$117,925
Net cash provided by (used in) operating activities of discontinued operations	—	(359)	—	1,706	(4)
Net cash provided by operating activities	$24,323	$41,375	$19,935	$76,119	$117,921

Cash flows from investing activities
Proceeds from asset sales and disposals	$—	$6,108	$507	$507	$6,611
Return of long-term contract receivable	332	459	858	1,462	1,351
Acquisition of non-controlling interest in BRP	—	—	(1,000)	(1,000)	—
Net cash provided by investing activities of continuing operations	$332	$6,567	$365	$969	$7,962
Net cash used in investing activities of discontinued operations	—	(122)	—	(66)	(556)
Net cash provided by investing activities	$332	$6,445	$365	$903	$7,406

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Debt borrowings	$—	$—	$—	$—	$300,000
Debt repayments	(6,780)	(8,277)	(2,365)	(25,841)	(442,747)
Distributions to common unitholders and general partner	(5,630)	(5,630)	—	(11,260)	(27,520)
Distributions to preferred unitholders	(7,500)	(7,500)	(7,613)	(22,613)	(22,500)
Contributions from (to) discontinued operations	—	(481)	—	1,640	(560)
Debt issuance costs and other	—	(25)	—	—	(26,427)
Net cash used in financing activities of continuing operations	$(19,910)	$(21,913)	$(9,978)	$(58,074)	$(219,754)
Net cash provided by (used in) financing activities of discontinued operations	—	481	—	(1,640)	560
Net cash used in financing activities	$(19,910)	$(21,432)	$(9,978)	$(59,714)	$(219,194)

Net increase (decrease) in cash and cash equivalents	$4,745	$26,388	$10,322	$17,308	$(93,867)
Cash and cash equivalents at beginning of period	110,828	85,775	100,506	98,265	206,030
Cash and cash equivalents at end of period	$115,573	$112,163	$110,828	$115,573	$112,163

Supplemental cash flow information:
Cash paid during the period for interest	$2,490	$3,225	$17,183	$22,712	$36,270
Plant, equipment and mineral rights funded with accounts payable or accrued liabilities	$23	$—	$924	$947	$—

Natural Resource Partners L.P.
Financial Tables

Consolidated Balance Sheets

	September 30,	December 31,
(In thousands, except unit data)	2020	2019
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$115,573	$98,265
Accounts receivable, net	17,462	30,869
Other current assets, net	3,972	1,244
Current assets of discontinued operations	—	1,706
Total current assets	$137,007	$132,084
Land	24,008	24,008
Mineral rights, net	465,870	605,096
Intangible assets, net	17,601	17,687
Equity in unconsolidated investment	256,834	263,080
Long-term contract receivable, net	33,791	36,963
Other long-term assets, net	7,447	6,989
Total assets	$942,558	$1,085,907
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$1,372	$1,179
Accrued liabilities	6,859	8,764
Accrued interest	9,273	2,316
Current portion of deferred revenue	11,035	4,608
Current portion of long-term debt, net	39,072	45,776
Current liabilities of discontinued operations	—	65
Total current liabilities	$67,611	$62,708
Deferred revenue	50,980	47,213
Long-term debt, net	452,401	470,422
Other non-current liabilities	5,020	4,949
Total liabilities	$576,012	$585,292
Commitments and contingencies
Class A Convertible Preferred Units (250,000 units issued and outstanding at September 30, 2020 and December 31, 2019, at $1,000 par value per unit; liquidation preference of $1,700 per unit at September 30, 2020 and $1,500 per unit at December 31, 2019)	$164,587	$164,587
Partners’ capital:
Common unitholders’ interest (12,261,199 units issued and outstanding at September 30, 2020 and December 31, 2019)	$134,545	$271,471
General partner’s interest	428	3,270
Warrant holders' interest	66,816	66,816
Accumulated other comprehensive income (loss)	170	(2,594)
Total partners’ capital	$201,959	$338,963
Non-controlling interest	—	(2,935)
Total capital	$201,959	$336,028
Total liabilities and capital	$942,558	$1,085,907

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital
	Common Unitholders		General Partner	Warrant Holders	Accumulated Other Comprehensive Income (Loss)	Partners' Capital Excluding Non-Controlling Interest	Non-Controlling Interest	Total Capital

(In thousands)	Units	Amounts
Balance at December 31, 2019	12,261	$271,471	$3,270	$66,816	$(2,594)	$338,963	$(2,935)	$336,028
Cumulative effect of adoption of accounting standard	—	(3,833)	(78)	—	—	(3,911)	—	(3,911)
Net income (1)	—	18,403	376	—	—	18,779	—	18,779
Distributions to common unitholders and general partner	—	(5,517)	(113)	—	—	(5,630)	—	(5,630)
Distributions to preferred unitholders	—	(7,350)	(150)	—	—	(7,500)	—	(7,500)
Unit-based awards amortization and vesting	—	673	—	—	—	673	—	673
Comprehensive loss from unconsolidated investment and other	—	—	—	—	(1,023)	(1,023)	—	(1,023)
Balance at March 31, 2020	12,261	$273,847	$3,305	$66,816	$(3,617)	$340,351	$(2,935)	$337,416
Net loss (2)	—	(122,991)	(2,510)	—	—	(125,501)	—	(125,501)
Distributions to preferred unitholders	—	(7,461)	(152)	—	—	(7,613)	—	(7,613)
Purchase of non-controlling interest in BRP	—	(4,747)	(97)		—	(4,844)	2,935	(1,909)
Unit-based awards amortization and vesting	—	869	—	—	—	869	—	869
Comprehensive income from unconsolidated investment and other	—	—	—	—	1,359	1,359	—	1,359
Balance at June 30, 2020	12,261	$139,517	$546	$66,816	$(2,258)	$204,621	$—	$204,621
Net income (1)	—	7,072	144	—	—	7,216	—	7,216
Distributions to common unitholders and general partner	—	(5,518)	(112)	—	—	(5,630)	—	(5,630)
Distributions to preferred unitholders	—	(7,350)	(150)	—	—	(7,500)	—	(7,500)
Unit-based awards amortization and vesting	—	824	—	—	—	824	—	824
Comprehensive income from unconsolidated investment and other	—	—	—	—	2,428	2,428	—	2,428
Balance at September 30, 2020	12,261	$134,545	$428	$66,816	$170	$201,959	$—	$201,959

(1)Net income includes $7.5 million attributable to preferred unitholders that accumulated during the period, of which $7.35 million is allocated to the common unitholders and $0.15 million is allocated to the general partner.
(2)Net loss includes $7.6 million attributable to preferred unitholders that accumulated during the period, of which $7.46 million is allocated to the common unitholders and $0.15 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

	Common Unitholders		General Partner	Warrant Holders	Accumulated Other Comprehensive Loss	Partners' Capital Excluding Non-Controlling Interest	Non-Controlling Interest	Total Capital

(In thousands)	Units	Amounts
Balance at December 31, 2018	12,249	$355,113	$5,014	$66,816	$(3,462)	$423,481	$(2,935)	$420,546
Net income (1)	—	35,005	714	—	—	35,719	—	35,719
Distributions to common unitholders and general partner	—	(5,513)	(112)	—	—	(5,625)	—	(5,625)
Distributions to preferred unitholders	—	(7,350)	(150)	—	—	(7,500)	—	(7,500)
Issuance of unit-based awards	12	486	—	—	—	486	—	486
Unit-based awards amortization and vesting	—	399	—	—	—	399	—	399
Comprehensive income from unconsolidated investment and other	—	—	10	—	1,005	1,015	—	1,015
Balance at March 31, 2019	12,261	$378,140	$5,476	$66,816	$(2,457)	$447,975	$(2,935)	$445,040
Net income (1)	—	18,964	387	—	—	19,351	—	19,351
Distributions to common unitholders and general partner	—	(15,939)	(326)	—	—	(16,265)	—	(16,265)
Distributions to preferred unitholders	—	(7,350)	(150)	—	—	(7,500)	—	(7,500)
Unit-based awards amortization and vesting	—	460	—	—	—	460	—	460
Comprehensive loss from unconsolidated investment and other	—	—	—	—	(825)	(825)	—	(825)
Balance at June 30, 2019	12,261	$374,275	$5,387	$66,816	$(3,282)	$443,196	$(2,935)	$440,261
Net income (1)	—	38,386	784	—	—	39,170	—	39,170
Distributions to common unitholders and general partner	—	(5,518)	(112)	—	—	(5,630)	—	(5,630)
Distributions to preferred unitholders	—	(7,350)	(150)	—	—	(7,500)	—	(7,500)
Unit-based awards amortization and vesting	—	473	—	—	—	473	—	473
Comprehensive loss from unconsolidated investment and other	—	—	—	—	(520)	(520)	—	(520)
Balance at September 30, 2019	12,261	$400,266	$5,909	$66,816	$(3,802)	$469,189	$(2,935)	$466,254

(1)Net income includes $7.5 million attributable to preferred unitholders that accumulated during the period, of which $7.35 million is allocated to the common unitholders and $0.15 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)
The following tables present NRP's unaudited business results by segment for the three months ended September 30, 2020 and 2019 and June 30, 2020:

	Operating Segments
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended September 30, 2020
Revenues	$27,944	$1,986	$—	$29,930
Gain on asset sales and disposals	—	—	—	—
Total revenues and other income	$27,944	$1,986	$—	$29,930
Asset impairments	934	$—	$—	$934
Net income (loss) from continuing operations	19,173	1,890	(13,847)	$7,216
Adjusted EBITDA (1)	$22,259	$(96)	$(3,634)	$18,529
Cash flow provided by (used in) continuing operations:
Operating activities	$28,573	$(75)	$(4,175)	$24,323
Investing activities	$332	$—	$—	$332
Financing activities	$—	$—	$(19,910)	$(19,910)
Distributable cash flow (1)	$28,905	$(75)	$(4,175)	$24,655
Free cash flow (1)	$28,905	$(75)	$(4,175)	$24,655

For the Three Months Ended September 30, 2019
Revenues	$43,784	$13,818	$—	$57,602
Gain on asset sales and disposals	6,107	—	—	6,107
Total revenues and other income	$49,891	$13,818	$—	$63,709
Asset impairments	$484	$—	$—	$484
Net income (loss) from continuing operations	$40,252	$13,595	$(14,684)	$39,163
Adjusted EBITDA (1)	$44,120	$6,147	$(4,253)	$46,014
Cash flow provided by (used in) continuing operations:
Operating activities	$41,094	$6,147	$(5,507)	$41,734
Investing activities	$6,567	$—	$—	$6,567
Financing activities	$—	$—	$(21,913)	$(21,913)
Distributable cash flow (1) (2)	$47,661	$6,147	$(5,507)	$48,179
Free cash flow (1)	$41,553	$6,147	$(5,507)	$42,193

For the Three Months Ended June 30, 2020
Revenues	$33,604	$(3,058)	$—	$30,546
Gain on asset sales and disposals	465	—	—	465
Total revenues and other income (loss)	$34,069	$(3,058)	$—	$31,011
Asset impairments	$132,283	$—	$—	$132,283
Net loss from continuing operations	(108,479)	$(3,087)	$(13,935)	$(125,501)
Adjusted EBITDA (1)	$25,881	$7,076	$(3,621)	$29,336
Cash flow provided by (used in) continuing operations:
Operating activities	$31,953	$7,077	$(19,095)	$19,935
Investing activities	$365	$—	$—	$365
Financing activities	$—	$—	$(9,978)	$(9,978)
Distributable cash flow (1)	$33,318	$7,077	$(19,095)	$21,300
Free cash flow (1)	$31,811	$7,077	$(19,095)	$19,793

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.
(2)Includes net proceeds from the sale of the construction aggregates business which are classified as investing cash flow from discontinued operations.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)
The following tables present NRP's unaudited business results by segment for the nine months ended September 30, 2020 and 2019:

	Operating Business Segments
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Nine Months Ended September 30, 2020
Revenues	$95,490	$5,200	$—	$100,690
Gain on asset sales and disposals	465	—	—	465
Total revenues and other income	$95,955	$5,200	$—	$101,155
Asset impairments	$133,217	$—	$—	$133,217
Net income (loss) from continuing operations	$(62,562)	$5,059	$(42,003)	$(99,506)
Adjusted EBITDA (1)	$76,896	$14,069	$(11,168)	$79,797
Cash flow provided by (used in) continuing operations:
Operating activities	$91,082	$14,091	$(30,760)	$74,413
Investing activities	$969	$—	$—	$969
Financing activities	$—	$—	$(58,074)	$(58,074)
Distributable cash flow (1) (2)	$93,051	$14,091	$(30,760)	$76,316
Free cash flow (1)	$91,544	$14,091	$(30,760)	$74,875

For the Nine Months Ended September 30, 2019
Revenues	$168,777	$36,833	$—	$205,610
Gain on asset sales and disposals	6,609	—	—	6,609
Total revenues and other income	$175,386	$36,833	$—	$212,219
Asset impairments	$484	$—	$—	$484
Net income (loss) from continuing operations	$136,566	$36,610	$(79,142)	$94,034
Adjusted EBITDA (1)	$148,796	$25,257	$(12,799)	$161,254
Cash flow provided by (used in) continuing operations:
Operating activities	$139,821	$25,257	$(47,153)	$117,925
Investing activities	$7,962	$—	$—	$7,962
Financing activities	$—	$—	$(219,754)	$(219,754)
Distributable cash flow (1) (2)	$147,783	$25,257	$(47,153)	$125,331
Free cash flow (1)	$141,172	$25,257	$(47,153)	$119,276

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.
(2)Includes net proceeds from the sale of the construction aggregates business which are classified as investing cash flow from discontinued operations.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Coal Royalty and Other

	For the Three Months Ended			For the Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except per ton data)	2020	2019	2020	2020	2019
Coal sales volumes (tons)
Appalachia
Northern (1)	102	290	87	516	2,774
Central	2,247	3,222	2,463	7,643	10,469
Southern	172	438	426	820	1,172
Total Appalachia	2,521	3,950	2,976	8,979	14,415
Illinois Basin	758	551	578	1,841	1,646
Northern Powder River Basin	365	532	340	1,232	1,979
Total coal sales volumes	3,644	5,033	3,894	12,052	18,040
Coal royalty revenue per ton
Appalachia
Northern (1)	$3.06	$2.54	$2.74	$2.22	$2.23
Central	3.83	5.25	4.04	4.28	5.79
Southern	4.78	5.99	4.96	4.70	7.00
Illinois Basin	1.63	4.82	1.97	2.48	4.70
Northern Powder River Basin	3.46	4.69	3.15	3.66	3.21
Combined average coal royalty revenue per ton	3.36	5.05	3.73	3.88	4.94
Coal royalty revenues
Appalachia
Northern (1)	$312	$735	$238	$1,143	$6,173
Central	8,602	16,929	9,951	32,726	60,628
Southern	823	2,626	2,111	3,857	8,204
Total Appalachia	9,737	20,290	12,300	37,726	75,005
Illinois Basin	1,234	2,658	1,137	4,570	7,739
Northern Powder River Basin	1,262	2,492	1,071	4,510	6,347
Unadjusted coal royalty revenues	12,233	25,440	14,508	46,806	89,091
Coal royalty adjustment for minimum leases (2)	(1,623)	(713)	(3,661)	(6,247)	(1,530)
Total coal royalty revenues	$10,610	$24,727	$10,847	$40,559	$87,561
Other revenues
Production lease minimum revenues (2)	$4,267	$2,752	$8,485	$13,554	$21,331
Minimum lease straight-line revenues (2)	3,553	3,982	4,987	12,349	11,152
Property tax revenues	1,896	1,606	761	4,256	4,416
Wheelage revenues	1,680	1,675	1,584	5,468	5,035
Coal overriding royalty revenues	1,314	2,189	683	3,319	10,163
Lease amendment revenues	858	1,535	890	2,591	6,720
Aggregates royalty revenues	221	954	271	1,068	3,655
Oil and gas royalty revenues	1,078	374	2,742	4,923	2,575
Other revenues	263	125	416	752	1,429
Total other revenues	$15,130	$15,192	$20,819	$48,280	$66,476
Coal royalty and other	$25,740	$39,919	$31,666	$88,839	$154,037
Transportation and processing services revenues	2,204	3,865	1,938	6,651	14,740
Gain on asset sales and disposals	—	6,107	465	465	6,609
Total Coal Royalty and Other segment revenues and other income	$27,944	$49,891	$34,069	$95,955	$175,386

(1)Northern Appalachia includes NRP's Hibbs Run property that has significant sales volumes, but a low fixed rate per ton.
(2)Beginning April 1, 2020 and effective January 1, 2020, certain revenues previously classified as coal royalty revenues are classified as production lease minimum revenues or minimum lease straight-line revenues due to contract modifications that fixed consideration paid to us over a two-year period.

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended September 30, 2020
Net income (loss) from continuing operations	19,173	1,890	(13,847)	$7,216
Less: equity earnings from unconsolidated investment	—	(1,986)	—	(1,986)
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	41	—	10,213	10,254
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	2,111	—	—	2,111
Add: asset impairments	934	—	—	934
Adjusted EBITDA	$22,259	$(96)	$(3,634)	$18,529

For the Three Months Ended September 30, 2019
Net income (loss) from continuing operations	$40,252	$13,595	$(14,684)	$39,163
Less: equity earnings from unconsolidated investment	—	(13,818)	—	(13,818)
Add: total distributions from unconsolidated investment	—	6,370	—	6,370
Add: interest expense, net	—	—	10,431	10,431
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	3,384	—	—	3,384
Add: asset impairments	484	—	—	484
Adjusted EBITDA	$44,120	$6,147	$(4,253)	$46,014

For the Three Months Ended June 30, 2020
Net loss from continuing operations	$(108,479)	$(3,087)	(13,935)	$(125,501)
Less: equity earnings from unconsolidated investment	—	3,058	—	3,058
Add: total distributions from unconsolidated investment	—	7,105	—	7,105
Add: interest expense, net	15	—	10,314	10,329
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	2,062	—	—	2,062
Add: asset impairments	132,283	—	—	132,283
Adjusted EBITDA	$25,881	$7,076	$(3,621)	$29,336

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Nine Months Ended September 30, 2020
Net income (loss) from continuing operations	$(62,562)	$5,059	$(42,003)	$(99,506)
Less: equity earnings from unconsolidated investment	—	(5,200)	—	(5,200)
Add: total distributions from unconsolidated investment	—	14,210	—	14,210
Add: interest expense, net	56	—	30,835	30,891
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	6,185	—	—	6,185
Add: asset impairments	133,217	—	—	133,217
Adjusted EBITDA	$76,896	$14,069	$(11,168)	$79,797

For the Nine Months Ended September 30, 2019
Net income (loss) from continuing operations	$136,566	$36,610	$(79,142)	$94,034
Less: equity earnings from unconsolidated investment	—	(36,833)	—	(36,833)
Add: total distributions from unconsolidated investment	—	25,480	—	25,480
Add: interest expense, net	—	—	37,061	37,061
Add: loss on extinguishment of debt	—	—	29,282	29,282
Add: depreciation, depletion and amortization	11,746	—	—	11,746
Add: asset impairments	484	—	—	484
Adjusted EBITDA	$148,796	$25,257	$(12,799)	$161,254

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended September 30, 2020
Net cash provided by (used in) operating activities of continuing operations	$28,573	$(75)	$(4,175)	24,323
Add: proceeds from asset sales and disposals	—	—	—	—
Add: proceeds from sale of discontinued operations	—	—	—	—
Add: return of long-term contract receivable	332	—	—	332
Distributable cash flow	$28,905	$(75)	$(4,175)	$24,655
Less: proceeds from asset sales and disposals	—	—	—	—
Less: proceeds from sale of discontinued operations	—	—	—	—
Less: acquisition costs	—	—	—	—
Free cash flow	$28,905	$(75)	$(4,175)	$24,655

For the Three Months Ended September 30, 2019
Net cash provided by (used in) operating activities of continuing operations	$41,094	$6,147	$(5,507)	$41,734
Add: proceeds from asset sales and disposals	6,108	—	—	6,108
Add: proceeds from sale of discontinued operations	—	—	—	(122)
Add: return of long-term contract receivable	459	—	—	459
Distributable cash flow	$47,661	$6,147	$(5,507)	$48,179
Less: proceeds from asset sales and disposals	(6,108)	—	—	(6,108)
Less: proceeds from sale of discontinued operations	—	—	—	122
Less: acquisition costs	—	—	—	—
Free cash flow	$41,553	$6,147	$(5,507)	$42,193

For the Three Months Ended June 30, 2020
Net cash provided by (used in) operating activities of continuing operations	$31,953	$7,077	$(19,095)	$19,935
Add: proceeds from asset sales and disposals	507	—	—	507
Add: proceeds from sale of discontinued operations	—	—	—	—
Add: return of long-term contract receivable	858	—	—	858
Distributable cash flow	$33,318	$7,077	$(19,095)	$21,300
Less: proceeds from asset sales and disposals	(507)	—	—	(507)
Less: proceeds from sale of discontinued operations	—	—	—	—
Less: acquisition costs	(1,000)	—	—	(1,000)
Free cash flow	$31,811	$7,077	$(19,095)	$19,793

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Nine Months Ended September 30, 2020
Net cash provided by (used in) operating activities of continuing operations	$91,082	$14,091	$(30,760)	$74,413
Add: proceeds from asset sales and disposals	507	—	—	507
Add: proceeds from sale of discontinued operations	—	—	—	(66)
Add: return of long-term contract receivable	1,462	—	—	1,462
Distributable cash flow	$93,051	$14,091	$(30,760)	$76,316
Less: proceeds from asset sales and disposals	(507)	—	—	(507)
Less: proceeds from sale of discontinued operations	—	—	—	66
Less: acquisition costs	(1,000)	—	—	(1,000)
Free cash flow	$91,544	$14,091	$(30,760)	$74,875

For the Nine Months Ended September 30, 2019
Net cash provided by (used in) operating activities of continuing operations	$139,821	$25,257	$(47,153)	$117,925
Add: proceeds from asset sales and disposals	6,611	—	—	6,611
Add: proceeds from sale of discontinued operations	—	—	—	(556)
Add: return of long-term contract receivable	1,351	—	—	1,351
Distributable cash flow	$147,783	$25,257	$(47,153)	$125,331
Less: proceeds from asset sales and disposals	(6,611)	—	—	(6,611)
Less: proceeds from sale of discontinued operations	—	—	—	556
Less: acquisition costs	—	—	—	—
Free cash flow	$141,172	$25,257	$(47,153)	$119,276

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

LTM Free Cash Flow and Cash Flow Cushion

	For the Three Months Ended
(In thousands)	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	Last 12 Months
Net cash provided by operating activities of continuing operations	$19,394	$30,155	$19,935	$24,323	$93,807
Add: proceeds from asset sales and disposals	(111)	—	507	—	396
Add: proceeds from sale of discontinued operations	(73)	(66)	—	—	(139)
Add: return of long-term contract receivable	392	272	858	332	1,854
Distributable cash flow	$19,602	$30,361	$21,300	$24,655	$95,918
Less: proceeds from asset sales and disposals	111	—	(507)	—	(396)
Less: proceeds from sale of discontinued operations	73	66	—	—	139
Less: acquisition costs	(22)	—	(1,000)	—	(1,022)
Free cash flow	$19,764	$30,427	$19,793	$24,655	$94,639
Add (less): free cash flow provided by (used by) discontinued operations	(4)	1,706	—	—	1,702
Free cash flow including discontinued operations	$19,760	$32,133	$19,793	$24,655	$96,341
Add (less): free cash flow used by (provided by) discontinued operations	4	(1,706)	—	—	(1,702)
Free cash flow excluding discontinued operations	$19,764	$30,427	$19,793	$24,655	$94,639
Less: mandatory Opco debt repayments	(20,335)	(16,696)	(2,365)	(6,780)	(46,176)
Less: preferred unit distributions	(7,500)	(7,500)	(7,613)	(7,500)	(30,113)
Less: common unit distributions	(5,630)	(5,630)	—	(5,630)	(16,890)
Cash flow cushion	$(13,701)	$601	$9,815	$4,745	$1,460

Leverage Ratio

	For the Three Months Ended
(In thousands)	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	Last 12 Months
Net income (loss) from continuing operations	$(119,448)	$18,779	$(125,501)	$7,216	$(218,954)
Less: equity earnings from unconsolidated investment	(10,256)	(6,272)	3,058	(1,986)	(15,456)
Add: total distributions from unconsolidated investment	6,370	7,105	7,105	—	20,580
Add: interest expense, net	10,392	10,308	10,329	10,254	41,283
Add: depreciation, depletion and amortization	3,186	2,012	2,062	2,111	9,371
Add: asset impairments	147,730	—	132,283	934	280,947
Adjusted EBITDA	$37,974	$31,932	$29,336	$18,529	$117,771
Debt—at September 30, 2020					$498,215
Leverage Ratio (1)					4.2	x

(1)Leverage Ratio is calculated as the outstanding principal of NRP's debt as of September 30, 2020 divided by the last twelve months' Adjusted EBITDA. Note that adjusted EBITDA under the indenture governing NRP's 2025 parent company notes may be different than the amount shown above. However, NRP's last twelve months Leverage ratio as of September 30, 2020, was 4.2x as calculated under the indenture governing NRP's 2025 parent company notes.

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Return on Capital Employed ("ROCE")
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
LTM Ended September 30, 2020
Net income (loss) from continuing operations	$(177,917)	$15,289	$(56,326)	$(218,954)
Financing costs	56	—	42,010	42,066
Return	$(177,861)	$15,289	$(14,316)	$(176,888)

As of September 30, 2019
Total assets of continuing operations	$969,425	$258,063	$15,428	$1,242,916
Less: total current liabilities of continuing operations excluding current debt	(10,867)	—	(17,425)	(28,292)
Less: total long-term liabilities of continuing operations excluding long-term debt	(48,017)	—	(413)	(48,430)
Capital employed excluding discontinued operations	$910,541	$258,063	$(2,410)	$1,166,194

Total partners' capital (1)	$913,476	$258,063	$(703,164)	$469,189
Less: non-controlling interest	(2,935)	—	—	(2,935)
Less: partners' capital from discontinued operations	—	—	—	(814)
Total partners' capital excluding discontinued operations	$910,541	$258,063	$(703,164)	$465,440
Class A convertible preferred units	—	—	164,587	164,587
Debt	—	—	536,167	536,167
Capital employed excluding discontinued operations	$910,541	$258,063	$(2,410)	$1,166,194

ROCE excluding discontinued operations	(19.5)%	5.9%	N/A	(15.2)%

Excluding asset impairments:
Return	$(177,861)	$15,289	$(14,316)	$(176,888)
Add: asset impairments	280,947	—	—	280,947
Return excluding asset impairments	$103,086	$15,289	$(14,316)	$104,059

ROCE excluding discontinued operations and asset impairments	11.3%	5.9%	N/A	8.9%

(1)Total partners' capital includes $0.8 million from discontinued operations.

Change in Common Unitholders' Equity Excluding Asset Impairments Attributable to Common Unitholders
(In thousands)

Q3 2020 Common unitholders' equity	$134,545
Q3 2019 Common unitholders' equity	400,266
LTM Change in common unitholders' equity	$(265,721)

LTM Asset impairments	$280,947
LTM Asset impairments attributable to common unitholders	$275,328

LTM Change in common unitholders' equity excluding asset impairments attributable to common unitholders	$9,607

-end-